UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 7, 2019

ONCOSEC MEDICAL INCORPORATED

(Exact Name of Registrant as Specified in Charter)

Nevada	000-54318	98-0573252
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3565 General Atomics Court, Suite 100

San Diego, California 92121

24 North Main Street

Pennington, NJ 08534-2218

(Address of Principal Executive Offices)

(855) 662-6732

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act.

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act.

[ ]	Pre-commencement communications pursuant to Rule 14d-2b under the Exchange Act.

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	ONCS	NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 7, 2019, the Board of Directors of OncoSec Medical Incorporated (the “Company”) adopted the OncoSec Medical Incorporated Change in Control Plan (the “Change in Control Plan” or the “Plan”). A change of control may occur upon the sale or acquisition of the Company, or substantially all of the assets of the Company, due to a merger or acquisition transacted between the Company and other corporate entity. A change of control would trigger the provisions of the Plan.

Under the Change in Control Plan, if an executive officer’s employment is terminated by the Company without Cause or by the executive officer for Good Reason (as such terms are defined in the Plan) during the period beginning three months prior to or 18 months following a Change in Control of the Company (as defined in the Plan), then the executive officer will be entitled to a pro rata target annual bonus, plus a cash severance payment in an amount equal to the product of 2.0, in the case of the Company’s Chief Executive Officer, or 1.5, in the case of the Company’s other executive officers, multiplied by the sum of the executive’s base salary and his or her target annual bonus. In addition, the executive officer will be entitled to continued coverage at no cost to the executive under the Company’s group health and welfare plans for period of 24 months, in the case of the Chief Executive Officer, or 18 months, in the case of the other executive officers.

In addition, upon a Change in Control of the Company, unvested equity awards held by executive officers will be accelerated as follows: (i) outstanding stock options and other awards in the nature of rights that may be exercised will become fully vested and exercisable, (ii) time-based restrictions on restricted stock, restricted stock units and other equity awards will lapse and the awards will become fully vested, and (iii) performance-based equity awards will become vested and shall be deemed earned based on an assumed achievement of all relevant performance goals at “target” levels, and will payout pro rata to reflect the portion of the performance period that had elapsed prior to the Change in Control. For certain non-executive participants, the plan also provides for cash severance payments and the temporary continuation of certain health benefits in the event of a Change in Control.

To receive any severance benefits under the Plan, a participant must execute a general release of claims against the Company.

The foregoing description of the Plan does not purport to be complete and is qualified in its entirety by reference to the Plan, filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

10.1	OncoSec Medical Incorporated Change In Control Plan, dated June 7, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ONCOSEC MEDICAL INCORPORATED
(Registrant)

Date: June 10, 2019	By:	/s/ Daniel J. O’Connor
	Name:	Daniel J. O’Connor
	Title:	Chief Executive Officer and President